PLATINUM GROUP METALS LTD.

as Borrower

- and -

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

as Guarantor

- and -

LIBERTY METALS & MINING HOLDINGS, LLC

as Agent

- and -

LIBERTY METALS & MINING HOLDINGS, LLC

as Production Payment Termination Fee Holder

- and -

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO

as Lenders

FIFTH MODIFICATION AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 18, 2018

Fifth Modification Agreement to the Second Amended and Restated Credit Agreement

FIFTH MODIFICATION AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT made as of October 18, 2018

BETWEEN:

PLATINUM GROUP METALS LTD., a company existing under the laws of British Columbia

(hereinafter referred to as the “Borrower”)

AND:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED, a company existing under the laws of South Africa

(hereinafter referred to as the “Guarantor”, and together with the Borrower, the “Credit Parties”)

AND:

LIBERTY METALS & MINING HOLDINGS, LLC, a limited liability company formed under the laws of Delaware, as administrative agent

(hereinafter referred to as the “Agent” or the “Production Payment Termination Fee Holder”, as applicable)

AND:

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO AS LENDERS (together with their respective successors and permitted assigns, the “Lenders” and together with the Agent and the Production Payment Termination Fee Holder, the “Finance Parties”)

BACKGROUND:

A.        The Credit Parties and the Finance Parties entered into a second amended and restated second lien credit agreement on February 12, 2018 (the “A&R CA”), as amended by a first modification agreement to the second amended and restated credit agreement dated as of February 28, 2018 (the “First Modification Agreement”).

B.        The Finance Parties provided certain consents and waivers in respect of the A&R CA (as amended by the First Modification Agreement) by way of an email dated March 28, 2018 (the “Consent and Waiver”).

C.        The Credit Parties and the Finance Parties entered into a second modification agreement to the second amended and restated credit agreement dated as of May 1, 2018 (the “Second Modification Agreement”).

Fifth Modification Agreement to the Second Amended and Restated Credit Agreement

D.        The Credit Parties and the Finance Parties entered into a third modification and waiver agreement to the second amended and restated credit agreement dated as of May 1, 2018 (the “Third Modification Agreement”).

E.        The Credit Parties and the Finance Parties entered into a fourth modification and waiver agreement to the second amended and restated credit agreement dated as of August 21, 2018 (the “Fourth Modification Agreement” and together with the Consent and Waiver and the A&R CA, the First Modification Agreement, the Second Modification Agreement and the Third Modification Agreement, the “Credit Agreement”).

F.        The Credit Parties have requested and the Finance Parties have agreed to amend and waive certain provisions in the Credit Agreement.

G.        The Finance Parties have agreed to the foregoing on and subject to the terms of this Agreement.

AGREEMENTS

                          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Defined Terms

Unless otherwise defined herein, all defined terms shall for all purposes of this Agreement, or any amendment, substitution, supplement, replacement, restatement or addition hereto, have the meanings given in the Credit Agreement, as amended.

1.2	Other Usages

References to “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto” and like references refer to this Agreement and not to any particular Article, Section or other subdivision of this Agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.3	Headings

The division of this Agreement into Articles and Sections and the insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of British Columbia and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by Sections 10.1 or 10.2 of the Credit Agreement, as applicable, such service to become effective five Business Days after such mailing. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.5	Time of the Essence

Time shall in all respects be of the essence of this Agreement.

ARTICLE 2
AMENDMENTS

2.1	Amendment to Section 7.1(l)

Section 7.1(l) of the Credit Agreement is hereby amended by deleting the reference to “May 31, 2018” therein and replacing it with the following “January 31, 2019”.

ARTICLE 3
GUARANTOR ACKNOWLEDGEMENT

3.1	Guarantor Acknowledgement

The Guarantor hereby acknowledges and confirms that the Guarantee is continuing and is in full force and effect, notwithstanding the amendments to the Credit Agreement effected hereby.

ARTICLE 4
WAIVER

4.1	Waiver

The Majority Creditors hereby waive the application of Section 3.3 of the Credit Agreement to the equity financing by way of a private placement issuance by the Borrower to be completed by no later than November 30, 2018 and in an amount up to US$6,000,000.

ARTICLE 5
MISCELLANEOUS

5.1	General Rule

Subject to the terms and conditions herein contained, the Credit Agreement, as amended, is hereby further amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this Agreement into the Credit Agreement.

5.2	Future References to the Credit Agreement

On and after the date of this Agreement, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, and (ii) each reference in the other Facility Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended, modified, supplemented, restated or replaced from time to time. The Credit Agreement, as amended, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.3	Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Conflict

If any provision of this Agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this Agreement shall prevail and be paramount.

5.5	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

5.6	Entire Agreement

This Agreement amends and modifies the Credit Agreement and together with it and the agreements referred to therein and delivered pursuant thereto, constitute the entire agreement between the parties hereto and supersedes any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

5.7	Amendments

This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized on their behalf on the date first above written.

PLATINUM GROUP METALS LTD.

Per:	/s/ R. Michael Jones
Authorized Signatory

Per:	/s/ Frank Hallam
Authorized Signatory

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

Per:	/s/ R. Michael Jones
Authorized Signatory

Per:	/s/ Frank Hallam
Authorized Signatory

LIBERTY METALS & MINING HOLDINGS, LLC, as Agent

Per:	/s/ Mark Tomek
Authorized Signatory

LIBERTY METALS & MINING HOLDINGS, LLC, as Lender

Per:	/s/ Mark Tomek
Authorized Signatory

Fifth Modification Agreement to the Second Amended and Restated Credit Agreement